Exhibit 99.1

Electricity Products Business

of Schlumberger Limited

Combined Financial Statements

December 31, 2003 and 2002 and for the

three years ended December 31, 2003

Report of Independent Registered Public Accounting Firm

To the Management of Schlumberger Limited

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of changes in owner’s net investment and accumulated other comprehensive income and of cash flows present fairly, in all material respects, the financial position of the Electricity Products Business of Schlumberger Limited (the “Electricity Products Business” or the “Company”) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of Electricity Products Business; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is a fully integrated business of Schlumberger Limited. Consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated financial statements and accounting records of Schlumberger Limited and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on Schlumberger Limited and its other businesses for certain administrative, management and other services. Accordingly, these combined financial statements do not necessarily reflect the combined financial position, results of operations, changes in owner’s net investment and cash flows of the Company had it been a separate, stand-alone entity during the periods presented.

/s/ PricewaterhouseCoopers LLP

New York, NY
February 27, 2004

COMBINED BALANCE SHEETS

(Electricity Products Business of Schlumberger Limited)

	December 31,
	2003	2002
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$658	$80
Accounts receivable, net of allowance for doubtful accounts of $3,806 and $510, respectively	18,073	19,926
Receivables from affiliates	4,550	4,268
Inventories	28,245	35,761
Deferred tax assets	4,239	5,441
Other current assets	2,509	531

Total current assets	58,274	66,007
Property and equipment, net	16,525	16,817
Deferred tax assets	23,960	19,060
Prepaid pension asset	10,029	9,671
Other assets	54	524

Total assets	$108,842	$112,079

Liabilities and Equity
Current liabilities
Book overdraft	$7,885	$6,049
Accounts payable – trade	7,817	11,711
Payables to affiliates	2,840	12,109
Accrued liabilities	17,378	15,775
Current accrued environmental liability	350	—
Income taxes payable	3,270	3,541

Total current liabilities	39,540	49,185
Accrued environmental liabilities	3,950	2,500
Post retirement health care benefits	61,212	57,426

Total liabilities	104,702	109,111

Minority interest	179	136

Commitments and contingencies (Note 11)
Accumulated other comprehensive income/(loss)	844	136
Owner’s net investment	3,117	2,696

Total equity	3,961	2,832

Total liabilities and equity	$108,842	$112,079

The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENTS OF INCOME

(Electricity Products Business of Schlumberger Limited)

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Revenues
Third parties	$227,464	$159,076	$140,209
Affiliated Companies	66,701	69,774	54,348

Total revenue	294,165	228,850	194,557
Cost of revenues
Third parties	145,858	112,048	104,944
Affiliated companies	55,145	60,818	40,264

Total cost of revenues	201,003	172,866	145,208

Gross profit	93,162	55,984	49,349

Operating expenses
Sales and marketing	14,093	12,806	14,006
Research and engineering	9,420	8,567	7,819
General and administrative	18,695	13,207	12,121
Litigation settlement	23,000	—	—

Total operating expenses	65,208	34,580	33,946

Income from operations	27,954	21,404	15,403
Minority interest	(43)	96	447
Other expense	(17)	(113)	(986)

Income before income taxes	27,894	21,387	14,864
Provision for income taxes	(11,571)	(9,335)	(6,210)

Net income	$16,323	$12,052	$8,654

The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENTS OF CHANGES IN OWNER’S NET INVESTMENT AND ACCUMULATED OTHER

COMPREHENSIVE INCOME (LOSS)

(Electricity Products Business of Schlumberger Limited)

	Owner’s Net Investment	Accumulated Other Comprehensive Income (Loss)	Owner’s Net Investment and Accumulated Other Comprehensive Income (Loss)
	(in thousands)
Balance, December 31, 2000	$19,504	$(595)	$18,909

Net income	8,654	—	8,654
Currency translation adjustment	—	2	2

Total comprehensive income	—	—	8,656
Transfers to Schlumberger Limited	(17,275)	—	(17,275)

Balance, December 31, 2001	10,883	(593)	10,290

Net income	12,052	—	12,052
Currency translation adjustment	—	729	729

Total comprehensive income	—	—	12,781
Transfers to Schlumberger Limited	(20,239)	—	(20,239)

Balance, December 31, 2002	2,696	136	2,832

Net income	16,323	—	16,323
Currency translation adjustment	—	708	708

Total comprehensive income	—	—	17,031
Transfers to Schlumberger Limited	(15,902)	—	(15,902)

Balance, December 31, 2003	$3,117	$844	$3,961

The accompanying notes are an integral part of these combined financial statements.

COMBINED STATEMENTS OF CASH FLOWS

(Electricity Products Business of Schlumberger Limited)

	Year Ended December 31,
	2003	2002	2001
	(in thousands)
Cash flows from operating activities
Net income	$16,323	$12,052	$8,654
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,255	6,115	5,560
Provision for allowance for doubtful accounts	3,481	190	401
Reserve for inventory obsolescence	1,273	1,466	860
Deferred income taxes	(3,698)	(190)	(3,069)
Gain (loss) on disposal of property, plant and equipment	(189)	6	63
Non-cash change in pension and post retirement obligations	3,428	(347)	(4,176)
Net changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(1,628)	2,917	7,213
Decrease (increase) in inventories	6,243	(19,766)	2,769
(Increase) decrease in other current assets	(1,978)	388	1,471
Decrease (increase) in other long-term assets	470	100	(170)
(Decrease) increase in receivables/payables to affiliates, net	(9,551)	10,065	(1,452)
(Decrease) increase in accounts and income taxes payable	(4,165)	3,560	3,420
Increase in accrued environmental liabilities	1,800	—	—
Increase in accrued liabilities	1,603	3,735	847

Net cash provided by operating activities	17,667	20,291	22,391

Cash flows from investing activities
Purchases of property, plant and equipment	(3,774)	(2,966)	(3,767)

Net cash used in investing activities	(3,774)	(2,966)	(3,767)

Cash flows from financing activities
Net transfers to Schlumberger Limited	(15,902)	(20,239)	(17,275)
Net increase (decrease) in book overdrafts	1,836	2,329	(917)
Contribution from (dividend to) minority interest	43	(100)	(444)

Net cash (used in) financing activities	(14,023)	(18,010)	(18,636)

Foreign currency effect on cash and cash equivalents	708	729	2

Net increase (decrease) in cash and cash equivalents	578	44	(10)
Cash and cash equivalents
Beginning of year	80	36	46

End of year	$658	$80	$36

The accompanying notes are an integral part of these combined financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Note 1: Basis of Presentation

Electricity Products, headquartered in South Carolina, is a leading manufacturer of electric meters and a wholly-owned subsidiary of Schlumberger Limited. Electricity Products has manufacturing facilities in South Carolina and in Quebec, Canada, and has a sales and distribution center in Mexico. Sales in Taiwan are made through a combined partially-owned subsidiary.

Sangamo Electric Company, its predecessor, was founded in 1899 and was acquired by Schlumberger Limited (Schlumberger) in 1975.

The accompanying Combined Financial Statements present, in conformity with accounting principles generally accepted in the United States of America, the combined assets, liabilities, revenues and expenses related to the historical operations of the Electricity Products Business of Schlumberger (the “Electricity Products Business” or the “Company”).

The accompanying Combined Financial Statements are presented on a “carve-out basis” and include the historical operations of the defined Electricity Products Business. Accordingly, Schlumberger’s net investment in the Electricity Products Business (Owner’s net investment) is shown in lieu of stockholder’s equity in the Combined Financial Statements. The Combined Financial Statements included herein have been prepared from the Electricity Products Business’ historical accounting records.

The Combined Statements of Income include all revenues and costs attributable to the Electricity Products Business including costs for certain functions and services performed by centralized Schlumberger organizations and directly charged or allocated to the Electricity Products Business based on usage or other systematic methods.

All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Electricity Products Business had been operated as a separate stand-alone entity.

Note 2: Accounting Policies

Principles of Combination

The accompanying Combined Financial Statements include the accounts of the Electric Meters Businesses in the U.S., Canada and Mexico, and the accounts of a majority-owned subsidiary in Taiwan, over which the Company exercises control. All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition

The Electricity Products Business derives its revenue from the sale of electric meters to customers through their direct sales force, independent sales representatives and from sales to distributors. Revenue from the sale of electric meters is recognized upon shipment to customers or distributors under arrangement where title passes to the customer FOB Shipping Point or upon receipt by the customer when the arrangement is FOB destination, when there is persuasive evidence of an arrangement, the sales price is fixed or determinable and collection is reasonably assured. Distributors of the Company do not have the right of return.

The Company gives rebates to certain customers as incentive to replace old meters with newly purchased meters. The Company records the rebate upon the shipment of new meters to the customer as a reduction to revenue.

Concentrations of Credit Risk

Financial instruments that potentially expose the Electricity Products Business to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. To minimize risk, cash and cash equivalents are held with highly rated financial institutions. In addition, risk related to accounts receivable is minimized through ongoing credit evaluations of customers’ financial condition and in certain instances customers are required to pay deposits for a portion of the sales price. For sales to third parities for the years ended December 31, 2003 and 2001, one customer represented 14% and 13% of total revenue, respectively. There were no customers to which the Company made a significant amount of sales (in excess of 10%) for the year ended December 31, 2002. Customer deposits are considered liabilities until the Company satisfies revenue recognition criteria.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents. Cash represents deposits of the Company’s majority owned foreign subsidiary and amounts to be transferred to Schlumberger. Cash in the U.S. and Canada is managed centrally by Schlumberger. All cash receipts from customers are generally transferred to Schlumberger. In addition, as the Company requires funds for payments, amounts are generally transferred from Schlumberger. These net transfers are presented as a contribution/distribution in Owner’s net investment. Book overdrafts represent outstanding checks that will be credited to Owner’s net investment when funded from Schlumberger.

Inventories

Inventories are principally valued at the lower of cost or market and cost is determined using the last-in, first-out (LIFO) dollar value method. Inventories consist of components, sub-assemblies and finished goods held for sale.

Technological change and new product introductions and enhancements could result in excess or obsolete inventory. To minimize this risk, the Company evaluates inventory levels and expected usage on a periodic basis and records a charge as required.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

Machinery and equipment	3 – 7 years
Furniture and fixtures	3 – 7 years
Buildings and improvements	35 – 40 years

Major improvements that extend the useful life of an asset are capitalized. Maintenance and repair costs are expensed as incurred. When properties and equipment are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized in the income statement.

Long-Lived Assets

Management reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If an impairment loss exists, the resulting write-down would be the difference between fair market value of the long-lived asset and the related net book value. There were no impairments recorded for the years ended December 31, 2003, 2002 or 2001.

Product Warranty

Warranty provisions related to sales of meters are determined based upon an estimate of costs that are expected to be incurred under the Company’s warranty program. Activity related to warranty provisions was as follows:

Balance at December 31, 2001	$1,694
Accruals for electric meter deliveries in 2002	1,142
Warranty services provided in 2002	(1,426)

Balance at December 31, 2002	1,410
Accruals for electric meter deliveries in 2003	2,880
Warranty services provided in 2003	(1,117)

Balance at December 31, 2003	$3,173

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Income Taxes

The Company’s operating results historically have been included in Schlumberger’s consolidated U.S. and state income tax returns and in tax returns of Schlumberger’s foreign subsidiaries. The provision for income taxes reflected in the Combined Financial Statements has been determined on a separate return basis.

Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Stock-Based Compensation

Schlumberger and the Company account for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” and have adopted the disclosure only provisions of SFAS 123, “Accounting for Stock-Based Compensation.” Stock-based awards issued to non-employee are accounted for under SFAS 123.

Had compensation cost for the stock-based Schlumberger plans been determined based on the fair value at the grant dates for awards to Electricity Product’s employees under those plans, consistent with the method of SFAS 123, the Electricity Products Business’s net income would have been adjusted as follows:

	2003*	2002	2001
Net income as reported	$16,323	$12,052	$8,654
Pro forma compensation expense	—	(680)	(841)

Pro forma net income	$16,323	$11,372	$7,813

*	There were no stock based awards to company employees in 2003.

As required by SFAS 123, the fair value of each grant is estimated for proforma disclosure purposes on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 2002 and 2001: dividend of $0.75 for 2002 and 2001; expected volatility of 35—36% for 2002 grants and 32%—33% for 2001 grants; weighted risk-free interest rate of 4.73% for the 2002 grants; and weighted risk-free interest rates of 5.69% for the 2001 grants; and expected option lives of 5.07 years for 2002 grants and 5.02 years for 2001 grants.

Foreign Currency

The financial statements of the subsidiaries in Canada, Mexico and Taiwan are measured using their local currencies as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting gains and losses from the translation of accounts are included in accumulated other comprehensive income. All transaction gains and losses are included in income in the period in which they occur.

Comprehensive Income (Loss)

Components of comprehensive income (loss) are net income and all changes in equity during a period except those resulting from transactions with owners. Accumulated other comprehensive income (loss), consists of foreign currency translation adjustments. The Company has made no provision for income taxes on comprehensive income because there is no intention to remit the undistributed income/(losses) in foreign subsidiaries.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value because of their short-term maturities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the related reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, LIFO, environmental reserves, and inventory obsolescence reserves. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In July 2002, the Financial Accounting Standards Board issued SFAS 146 (Accounting for Costs Associated with Exit or Disposal Activities). The standard required companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, (Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity [including Certain Costs Incurred in a Restructuring]). SFAS 146 replaced Issue 94-3. The Company adopted SFAS 146 prospectively to exit or disposal activities initiated after December 31, 2002.

In November 2002, FASB Interpretation No. 45 (Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others) was issued. It requires certain accounting and disclosures of guarantees to third parties including indebtedness. The interpretation is effective on a prospective basis for guarantees issued or modified after December 31, 2002. The implementation of this interpretation did not have a material effect on the Company’s financial position or results of operations.

In January 2003, the Emerging Issues Task Force (EITF) issued No. 00-21 (Accounting for Revenue Arrangements with Multiple Deliverables). This EITF establishes the criteria for recognizing revenue in arrangements when several items are bundled into one agreement. EITF 00-21 does not allow revenue recognition unless the fair value of the undelivered element(s) is available and the element has stand-alone value to the customer. EITF 00-21 also provides guidance on allocating the total contract revenue to the individual elements based upon the available fair value of each deliverable. The implementation of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, (Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51). The primary objective of the interpretation is to provide guidance on the identification of, and financial reporting for entities over which control is achieved through means other than voting rights; such entities are known as variable-interest entities (VIE’s). FIN 46 provides guidance that determines (1) whether consolidation is required under the “controlling financial interest” model of Accounting Research Bulletin No. 51 (ARB 51), Consolidated Financial Statements, or other existing authoritative guidance, or, alternative, (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. The Company does not believe that the adoption of this statement will have a material effect on the financial position or results of operations.

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149 (Amendment of Statement 133 on Derivative Instruments and Hedging Activities) which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133 (Accounting for Derivative Instruments and Hedging Activities). SFAS 149, which is to be applied prospectively, is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this new standard did not have a material impact on the Company’s results of operations or financial position.

In May 2003, the Financial Accounting Standards Board, issued SFAS No. 150, (Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity). The Standard specifies that instruments within its scope embody obligations of the issuer and therefore, the issuer must classify them as liabilities. The Standard was effective July 1, 2003, and had no material effect on the Company’s financial position.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

In January 2004, the Financial Accounting Standards Board issued FSP No. FAS 106-1 (Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003). The statement permits the deferral of accounting related to the effects of the legislation until the earlier of issuance of final accounting guidance by the FASB or a significant plan amendment/curtailment event requiring remeasurement, occurring after January 31, 2004. The Company expects the new legislation will significantly reduce future postretirement medical costs.

Note 3: Valuation and Qualifying Accounts

Valuation and qualifying accounts are as follows for the years ended December 31, 2003 and 2002:

	Beginning Balance	Charged to Costs and Expenses	Charged to Other Accounts	Deductions*	Ending Balance
Allowance for doubtful accounts
For the year ended December 31, 2003	$510	$3,481	—	$(185)	$3,806
For the year ended December 31, 2002	505	190	—	(185)	510
For the year ended December 31, 2001	571	401	—	(467)	505

*	Write-off of uncollectible accounts

During the year ended December 31, 2003, the Company reserved $3,337 related to one customer, whose outstanding balance was deemed uncollectible.

Note 4: Inventories

Inventories at December 31, 2003 and 2002 consist of the following:

	2003	2002
Components	$18,948	$17,862
Work-in-process	2,430	1,386
Finished goods	8,502	18,278

	29,880	37,526
LIFO reserve	(1,635)	(1,765)

	$28,245	$35,761

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Note 5: Property and Equipment

Property and equipment at and December 31, 2003 and 2002 consist of the following:

	2003	2002
Machinery and equipment	$59,471	$59,218
Furniture and fixtures	9,474	12,096
Building and improvements	15,200	14,215
Land	94	92
Construction-in-progress	3,427	4,382

	87,666	90,003
Accumulated depreciation	(71,141)	(73,186)

Net property and equipment	$16,525	$16,817

Note 6: Accrued Liabilities

Accrued liabilities at December 31, 2003 and 2002 consist of the following:

	2003	2002
Accrued payroll	$1,535	$3,370
Accrued vacation	1,926	1,509
Accrued employee benefits	4,658	3,940
Accrued royalties	1,752	1,353
Accrued warranty	3,173	1,410
Accrued customer rebates	434	1,461
Accrued legal expenses	175	586
Other	3,725	2,146

	$17,378	$15,775

Note 7: Income Taxes

The components of income before income taxes for the years ended December 31, 2003, 2002 and 2001 were as follows:

	2003	2002	2001
Domestic	$25,281	$20,872	$14,323
Foreign	2,613	515	541

	$27,894	$21,387	$14,864

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

The provision for income taxes for the years ended December 31, 2003, 2002 and 2001 consisted of the following:

	2003	2002	2001
Current tax expense
Federal	$11,985	$7,007	$5,908
State	2,578	1,590	1,300
Foreign	706	928	383

Total current	15,269	9,525	7,591

Deferred tax expense
Federal	(2,978)	(190)	(1,179)
State	(655)	(42)	(254)
Foreign	(65)	42	52

Total deferred	(3,698)	(190)	(1,381)

Total provision	$11,571	$9,335	$6,210

The income tax expense (benefit) for the twelve months ended December 31, 2003, 2002 and 2001 resulted in effective tax rates of 41.5%, 43.6% and 41.8%, respectively. The reasons for the differences between these effective tax rates and the U.S. statutory rate of 35% for the twelve months ended December 31, 2003 and 2002 are as follows:

	2003	2002	2001
Federal income tax at statutory rates	35.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	4.9	4.3	4.5
Impact of foreign operations	(0.7)	3.5	1.3
Other	2.3	0.8	1.0

	41.5%	43.6%	41.8%

Deferred tax assets and liabilities at December 31, 2003 and 2002 are comprised of the following:

	2003	2002
Deferred tax assets
Post retirement benefits	$20,242	$18,688
Inventory allowances	716	332
Employee benefits	762	3,685
Warranty	1,255	665
Reserves and other accruals	3,207	759
Property and other equipment	2,017	372

Total deferred tax assets	$28,199	$24,501

The Electricity Products Business has not recorded a valuation allowance against deferred tax assets as they are expected to be fully realizable. The Electricity Products Business has not recorded a deferred income tax liability for additional income taxes that would result from the distribution of earnings of its foreign subsidiaries if they were actually repatriated. The Electricity Products Business intends to indefinitely reinvest the undistributed earnings of its foreign subsidiaries.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Payments to Schlumberger for income taxes totaled $17,022, $3,040 and $4,116 for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 8: Pension and Other Benefit Plans

Schlumberger and its subsidiaries sponsor several defined benefit and defined contribution pension plans that cover substantially all of the employees of the Electricity Products Business. The benefits are based on years of service and compensation on a career-average pay basis. These plans are funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

The pension and other post retirement benefit information contained in these Combined Financial Statements are based on allocations of the plan performance, plan assets and benefit obligations of the parent company plan. These pro-rata allocations were determined based on current participation of employees of the Electricity Products Business, which Electricity Products management believes is a reasonable method.

U.S. Pension Plans

The assumptions used in determining the net pension cost for the years ended December 31, 2003, 2002 and 2001 were as follows:

	2003	2002	2001
Discount rate	6.75%	7.25%	7.50%
Rate of compensation increases	3.00%	3.00%	4.50%
Long-term rate of return on plan assets	8.50%	8.50%	9.00%

Net pension cost in the U.S. for 2003, 2002 and 2001 included the following components:

	2003	2002	2001
Service cost	$1,867	$1,793	$1,169
Interest cost	6,337	6,380	6,419
Expected return on plan assets	(8,936)	(9,957)	(10,708)
Recognition of prior service cost	374	374	374
Amount of loss (gain) recognized	—	(806)	(2,103)

Net pension cost (benefit)	$(358)	$(2,216)	$(4,849)

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

The changes in the projected benefit obligation, plan assets and funded status of the plans on December 31, 2003 and 2002, were as follows:

	2003	2002
Projected benefit obligation at beginning of the year	$98,334	$91,276
Service cost	1,867	1,793
Interest cost	6,337	6,380
Actuarial loss (gain)	4,828	5,422
Benefits paid	(6,756)	(6,537)

Projected benefit obligation at end of the year	$104,610	$98,334

Fair value of plan assets at beginning of the year	$98,134	$116,793
Actual return on plan assets	18,311	(12,122)
Benefits paid	(6,756)	(6,537)

Fair value of plan assets at end of the year	$109,689	$98,134

Funded status	$5,079	$(200)
Unrecognized net loss (gain)	3,788	8,336
Unrecognized prior service cost	1,162	1,535

Net prepaid benefit cost recognized	$10,029	$9,671

Postretirement Benefits other than Pension

Schlumberger provides certain health care benefits to former employees who have retired under the U.S. pension plans. The plan is not funded.

The principle actuarial assumptions used to measure costs were a discount rate of 6.75% in 2003, 7.25% in 2002 and 7.50% in 2001. The health care trend rate for the 2002 valuation decreased gradually from 9.5% for 2002 to 5.0% by the year 2007.

Net periodic post-retirement benefit cost allocated to the Electricity Products Business in the U.S. for 2003, 2002 and 2001, included the following components:

	2003	2002	2001
Service cost	$1,144	$885	$357
Interest cost	5,273	3,917	3,835
Recognition of prior service cost	(46)	(46)	(46)
Amount of loss recognized	934	—	—

	$7,305	$4,756	$4,146

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

The change in accumulated postretirement benefit obligation, plan assets and funded status for the years ended December 31, 2003 and 2002 was as follows:

	2003	2002
Accumulated postretirement benefit obligation at beginning of the year	$61,381	$55,469
Service cost	1,144	885
Interest cost	5,273	3,917
Actuarial loss (gain)	24,439	3,998
Benefits paid	(3,519)	(2,888)

Accumulated postretirement benefit obligation	$88,718	$61,381

Funded status	$(88,718)	$(61,381)
Unrecognized net loss (gain)	27,903	4,397
Unrecognized prior service cost	(397)	(442)

Postretirement benefit liability	$(61,212)	$(57,426)

If the assumed medical cost trend rate was increased by one percentage point, service cost in 2003 would have been $1,508, interest cost in 2003 would have been $6,055 and the accumulated postretirement benefit obligation would have been $102,954 on December 31, 2003.

If the assumed medical cost trend rate was decreased by one percentage point, service cost in 2003 would have been $876, interest cost in 2003 would have been $4,639 and the accumulated postretirement benefit obligation would have been $77,272 on December 31, 2002.

Note 9: Stock Compensation Plans

As of December 31, 2003, Schlumberger had two types of stock-based compensation plans, which are described below. Employees of the Electricity Products Business participated in both types of plans. The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost is recognized in the accompanying statement of income for awards granted to employees under its stock option plans and its stock purchase plan with exercise prices at least equal to the fair market value of the Company’s common stock on the date of grant.

Stock Option Plans

During 2003, 2002 and 2001 and in prior years, officers and key employees of the Electricity Products Business were granted stock options under Schlumberger stock option plans. For all of the stock options granted, the exercise price of each option equals the market price of Schlumberger stock on the date of grant; an option’s maximum term is ten years, and options generally vest in 20% increments over five years.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

A summary of the status of the Schlumberger stock option plans as they relate to options granted to employees of the Electricity Products Business for the years ended December 31, 2003, 2002 and 2001 is presented below (actual amounts):

	2003			2002		2001
	Shares		Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares		Weighted- Average Exercise Price
Fixed Options
Outstanding at beginning of year		158,270	$65.43	133,198	$66.16		135,027	$66.31
Granted		—	—	31,000	55.75		—	—
Exercised		(5,245)	28.74	(5,428)	28.91		(329)	55.62
Forfeited		(4,648)	68.55	(500)	55.75		(1,500)	82.28
Transfers in (out)		(600)	73.83	—	—		—	—

Outstanding at year-end		147,777	66.60	158,270	65.43		133,198	66.16

Options exercisable at year-end		96,767		81,090			63,999
Weighted-average fair value of options granted during the year	$	N/A		$20.12		$	N/A

The following table summarizes information concerning currently outstanding and exercisable options by five ranges of exercise prices on December 31, 2003 (actual amounts):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of 12/31/03	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable as of 12/31/03	Weighted- Average Exercise Price
$24.14 – $30.71	6,773	1.44	$27.86	6,773	$27.86
$30.80 – $44.84	7,290	3.72	42.36	6,522	42.07
$46.08 – $65.33	61,710	6.62	55.39	32,468	55.10
$71.32 – $82.35	72,004	5.99	82.30	51,004	82.31

	147,777	5.93	$66.60	96,767	$66.66

Employee Stock Purchase Plan

Under the Schlumberger Discounted Stock Purchase Plan, Schlumberger is authorized to issue up to 22,012,245 shares of common stock to its employees. Under the terms of the Plan, employees can choose each year to have up to 10% of their annual earnings withheld to purchase Schlumberger common stock. Effective July 1, 2003 the purchase price of the stock was 92.5% of the lower of its beginning or end of the Plan year market price at six month intervals. Prior to July 1, 2003, the purchase price was 85% at one year intervals. Under the Plan, Schlumberger sold 12,069, 15,597 and 12,428 shares to employees in 2003, 2002 and 2001, respectively. Pro forma compensation cost has been computed for the fair value of the employees’ purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 2003, 2002 and 2001: Dividend of $0.75; expected volatility of 28% for 2003, 34% for 2002 and 36% for 2001; and risk-free interest rates of 0.75% for 2003, 1.74% for 2002, 3.03% for 2001. The weighted-average fair value of those purchase rights granted in 2003, 2002 and 2001, was $7.91, $13.32 and $15.54, respectively.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Note 10: Owner’s Net Investment

Distributions in the form of dividends and other transfers have been made to/from Schlumberger for each of the periods presented in the Combined Financial Statements.

Note 11: Related Party Transactions

The Combined Financial Statements include allocations (See Note 1) of certain corporate expenses, including legal, accounting, employee benefits, payroll, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs. These allocations, which may be settled in either cash as a distribution to/from the parent or in the case of non-cash charges as an equity transaction, are from various corporate entities existing within Schlumberger. These allocations have been determined on bases that Schlumberger and the Electricity Products Business consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Electricity Products Business. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others.

These allocations resulted in the following charges for the years ending December 31, 2003, 2002 and 2001, respectively:

	2003	2002	2001
Research and development	$—	$159	$—
Sales and marketing	—	—	2,578
General and administrative	3,566	8,127	6,385

	$3,566	$8,286	$8,963

Schlumberger did not allocate any expenses for management fees to the company for the year ended December 31, 2003.

The Electricity Products Business participates in Schlumberger’s centralized treasury and cash processes. Cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism.

The remaining balance of the payables and receivables to affiliates included in the combined balance sheet represent amounts arising from transactions entered into by the Electricity Products Business to settle outstanding receivables and payables with other Schlumberger entities.

Sales to Schlumberger affiliates were $66,701, $69,774 and $54,348 for the years ended December 31, 2003, 2002 and 2001, respectively. Terms of sales are based on the historical transaction terms between the parties, which may not be indicative of future arrangements.

In certain countries, there are formal tax sharing arrangements between the Electricity Products Business and the respective entity of Schlumberger. In certain countries, the Electricity Products Business is a division of the Schlumberger legal entity that is the ultimate tax payer in that jurisdiction.

Note 12: Commitments and Contingencies

The Company has various lease agreements for its office space, distribution facilities and certain office equipment under noncancelable operating leases that expire at various dates between 2003 and 2006.

Rent expense for the years ended December 31, 2003, 2002 and 2001 was approximately $289, $371 and $1,105, respectively.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Future minimum lease payments under noncancelable operating leases for the years ended December 31 are as follows:

2004	153
2005	70
2006	50

$273

The Company settled a patent infringement case in 2003, under which the Company was required to pay approximately $23,000. The Company has recorded this settlement amount in its income statement as it directly related to its operations. The payment of the liability was funded through Schlumberger and recognized as an additional capital contribution.

In the ordinary course of business, the Electricity Products Business is involved in various pending or threatened legal actions. While management is unable to predict the ultimate outcome of these actions, it believes that any ultimate liability arising from these actions will not have a material adverse effect on its combined financial position, operating results or cash flows.

It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company records an environmental reserve when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. This practice is followed whether the claims are asserted or unassorted. Management expects that the amounts reserved will be paid out over the periods of remediation for the applicable sites. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily on internal or third-party environmental studies and estimates as to the number, the extent of the contamination and the nature of required remedial actions. Accruals are adjusted as further information develops or circumstances change. The amounts provided for in the Company’s combined financial statements for environmental reserves are discounted at a rate of 7% and 11% and amounted to $4,300 and $2,500 at December 31, 2003 and 2002, respectively. Although the Company believes that its reserves are adequate, there can be no assurance that the amount of expenses which will be required relating to remedial actions and compliance with applicable environmental laws will not exceed the amounts reflected in the Company’s reserves or will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows. Any possible loss or range of possible loss that may be incurred in excess of the amounts provided for at December 31, 2003 cannot be estimated.

Note 13: Operating Segments

The Company operates in one business segment. Through that segment, the Company sells electric meters in the United States, Canada, Mexico and Taiwan. Following are the Company’s revenues by geographic market for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
Revenues, including related parties, by geographic location:
Taiwan	$6,894	$5,391	$2,513
Mexico	1,823	7,558	6,711
Canada	17,562	18,771	16,083
United States	267,886	197,130	169,250

	$294,165	$228,850	$194,557

The Company’s revenue from affiliates, which amounted to $66,701, $69,774 and $54,348 for the years ended December 31, 2003, 2002 and 2001, respectively, were all within the United States.

NOTES TO COMBINED FINANCIAL STATEMENTS – (Continued)

(Electricity Products Business of Schlumberger Limited)

(in thousands of dollars)

Manufacturing operations of the Company are located in the United States and Canada. Property, plant and equipment by geographic location are as follows at December 31, 2003 and 2002:

	2003	2002
Property, plant and equipment, net, by geographic location:
Taiwan	$234	$360
Mexico	67	63
Canada	3,121	2,860
United States	13,103	13,534

	$16,525	$16,817